Exhibit 99.1

United States Short Oil Fund, LP

Monthly Account Statement

For the Month Ended December 31, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$3,525,639
Unrealized Gain (Loss) on Market Value of Futures	(275,456)
Dividend Income	61
Interest Income	2,237
Total Income (Loss)	$3,252,481

Expenses
General Partner Management Fees	$12,072
Professional Fees	7,486
Brokerage Commissions	5,900
Non-interested Directors' Fees and Expenses	148
Prepaid Insurance Expense	77
NYMEX License Fee	303
Total Expenses	25,986
Expense Waiver	(13,406)
Net Expenses	$12,580
Net Income (Loss)	$3,239,901

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/15	$21,134,676
Net Income (Loss)	3,239,901

Net Asset Value End of Month	$24,374,577
Net Asset Value Per Share (300,000 Shares)	$81.25

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612